Exhibit 3.01

SOSID: 848466 Date Filed: 5/30/2006 8:17:00 AM Elaine F. Marshall North Carolina Secretary of State C200614600523

ARTICLES OF INCORPORATION

OF

BANK OF THE CAROLINAS CORPORATION

The undersigned entity hereby makes and acknowledges these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina as contained in Chapter 55 of the General Statutes of North Carolina and the several amendments thereto, and to that end hereby does set forth that:

1. The name of the corporation is BANK OF THE CAROLINAS CORPORATION.

2. The corporation shall have authority to issue 15,000,000 shares of common stock, all of one class and having a par value of $5.00 per share.

3. The street address and mailing address of the corporation’s initial registered office in Davie County, North Carolina, is 135 Boxwood Village Drive, Mocksville, North Carolina 27028, and the name of the corporation’s initial registered agent at that address is Robert E. Marziano.

4. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this Article 4, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption. This provision shall not affect any charter or by-law provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability.

5. The name and address of the incorporator is Bank of the Carolinas, 135 Boxwood Village Drive, Mocksville, North Carolina 27028.

IN TESTIMONY WHEREOF, the undersigned has caused this instrument properly to be executed in its name, this the 25th day of May, 2006.

BANK OF THE CAROLINAS

By:	/S/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

SOSID: 0848466 Date Filed: 8/17/2006 2:48:00 PM Elaine F. Marshall North Carolina Secretary of State C200622900370

ARTICLES OF SHARE EXCHANGE

BETWEEN

BANK OF THE CAROLINAS CORPORATION

AND

BANK OF THE CAROLINAS

Pursuant to § 55-11-05 of the General Statutues of North Carolina, the undersigned corporation hereby submits the following Articles of Share Exchange as the acquiring corporation in a share exchange between a North Carolina business corporation and a North Carolina banking corporation.

1.	The name of the acquiring corporation is BANK OF THE CAROLINAS CORPORATION, a business corporation organized under the laws of North Carolina.

2.	The name of the corporation whose shares are being acquired is BANK OF THE CAROLINAS, a banking corporation organized under the laws of North Carolina.

3.	The Plan of Share Exchange has been duly approved by the corporation whose shares are being acquired and by the acquiring corporation in the manner required by law.

4.	These Articles of Share Exchange will become effective at 5:01 o’clock P.M. on August 18, 2006.

This the 15th day of August, 2006.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Robert E. Marziano
Robert E. Marziano
Chairman, President and Chief Executive Officer

SOSID: 0848466 Date Filed: 7/7/2008 5:59:00 PM Elaine F. Marshall North Carolina Secretary of State C200818500321

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

BANK OF THE CAROLINAS CORPORATION

The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1. The name of the corporation is BANK OF THE CAROLINAS CORPORATION.

2. The text of the amendment to the Articles of Incorporation adopted as of the 28th day of May, 2008, and approved by the shareholders of the corporation, as required by Chapter 55 of the North Carolina General Statutes, is as follows:

The Articles of Incorporation of the corporation are hereby amended by deleting Section 2 in its entirety and inserting in lieu thereof the following new Section 2:

“2.	The aggregate number of shares which the corporation shall have the authority to issue is 18,000,000 shares divided into two classes. The designation, par value and number of shares of each class are as follows:

Class	Par Value	Number of Shares
Common Stock	$5.00	15,000,000
Preferred Stock	No Par	3,000,000
Total Shares		18,000,000

The corporation’s Board of Directors shall be authorized to issue shares of Preferred Stock from time to time, to create series thereof, and to determine the designations, terms, relative rights, preferences, and limitations of the Preferred Stock, or of shares within each series of Preferred Stock, at the time of issuance, all by its resolution. Without limiting the generality of the foregoing authority, the Board of Directors shall be authorized to fix and determine:

(a)	the designation of each series and the number of shares to constitute each series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

(b)	the dividend rate (or method of determining such rate), if any; any conditions on which and times at which dividends are payable; any preference or relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock, including Preferred Stock; whether such dividends shall be cumulative or non-cumulative; and whether the Preferred Stock will be participating or nonparticipating with other shares with respect to dividends;

(c)	whether shares within a series will be redeemable (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property, or rights, including securities of the corporation or of another corporation;

(d)	the terms and amount of any sinking, retirement, or purchase fund;

(e)	with respect to each series, the conversion or exchange rights (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments, and other terms of conversion or exchange;

(f)	the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

(g)	any restrictions on the issuance or reissuance of additional Preferred Stock;

(h)	with respect to each series, the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, including any preferences over the common stock or any other class or classes or any other series of capital stock, including Preferred Stock, and whether the Preferred Stock will be participating or nonparticipating with other shares with respect to distributions of the corporation’s assets;

(i)	any limitations or restrictions on transfer; and

(j)	with respect to each series, such other special rights and privileges, if any, for the benefit of the holders of, or other terms or limitations with respect to, the shares within that series as shall not be inconsistent with the provisions of the corporation’s Articles of Incorporation, as amended, or applicable law.

All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. The number, designations, terms, relative rights, preferences, and limitations of shares within any one series may differ from those of shares within any other series. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

3. This document shall be effective upon filing.”

This the 24th day of June, 2008.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer